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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PACIFIC CMA, INC.
             (Exact name of Registrant as specified in its charter)

           COLORADO                                            84-1475073
   -----------------------------------                      -----------------
     (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                7331 SOUTH MEADOW COURT, BOULDER, COLORADO 80301
                ------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 2000 STOCK PLAN
                                 ---------------
                          (Full title of Amended Plan)

                               LAM KING KO, ALFRED
                                PACIFIC CMA, INC.
                              4750 TABLE MESA DRIVE
                             BOULDER, COLORADO 80303
                            ------------------------
                     (Name and address of agent for service)

                                 (303) 530-3353
                                 ---------------
          (Telephone number, including area code, of agent for service)

                                    Copy To:
                                Randolf W. Katz
                                 Bryan Cave LLP
                          2020 Main Street, Suite 600
                            Irvine, California 92614

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                         CALCULATION OF REGISTRATION FEE

                                              Proposed Maximum      Proposed Maximum
Title of Securities         Amount to be      Offering Price per    Aggregate Offering        Amount of
to be Registered            Registered (1)        Share (2)              Price             Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, no par value 2,200,000 shares        $0.092               $202,400                $53.43
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(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated pursuant to Rule 457(h)(1) under the Securities Act, solely for the purpose of calculating the registration fee, based on the price at which the options maybe exercised or the shares were granted.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


*The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration
Statement:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (the "Annual Report") filed by the Company (SEC File No. 0-27653) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on March 7, 2000.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The description of the Company's Common Stock set forth under the caption "Description of Securities" in its 10-SB/A Registration Statement filed with the Commission on December 21, 1999, is hereby incorporated by reference.

All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a


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statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All documents incorporated by reference herein will be made available to all participants in the 1999 Stock Amended Plan without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

                                Pacific CMA, Inc.
                              c/o Randolf W. Katz
                                 Bryan Cave LLP
                          2020 Main Street, Suite 600
                            Irvine, California 92614
                                 (949) 223-7000

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Colorado corporation. The Colorado Business Corporation Act (the "CBCA") provides authority for broad indemnification of officers, directors, employees and agents of a corporation, with certain specified exceptions.

         Article SEVENTH (c) of the Company's Articles of Incorporation provides that the Company shall have the power to indemnify its directors, officers, employees and agents to the maximum extent permitted by law.

         Article VI, Section 1 of the Company's By-Laws provides for extensive indemnification of its directors, officers, employees and agents.

         At the present time, the Company does not have any officer-director liability insurance, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


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ITEM 8.  EXHIBITS.

         See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that provisions
(i) and (ii) of this undertaking do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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         (c)      Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Irvine, State of California, on December 4, 2000.

PACIFIC CMA, INC.


By:      /s/ Lam King Ko, Alfred
         ---------------------------------------
         Lam King Ko, Alfred, President and
         Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Lam King Ko, Alfred                       December 4, 2000
---------------------------
Lam King Ko, Alfred
Director and President



/s/ Dorothy Wong                              December 4, 2000
---------------------------
Dorothy Wong
Treasurer and Chief Accountant



/s/ Scott Turner                              December 4, 2000
---------------------------
Scott Turner
Director



/s/ Chan Wai Ying, Louisa                     December 4, 2000
---------------------------
Chan Wai Ying, Louisa
Director



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                                PACIFIC CMA, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


EXHIBIT NO.                DESCRIPTION

4.1                        2000 Stock Plan
4.2                        Stock Grant Agreement
4.3                        Stock Option Agreement
5.1                        Opinion of Bryan Cave LLP
23.1                       Consent of Comiskey & Company
23.2                       Consent of Bryan Cave LLP (included in
                           Exhibit 5.1)